UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2006

Vail Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9614	51-0291762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent, Suite 1000, Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(303) 404-1800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with Martha D. Rehm’s separation agreement and mutual general release, as described under Item 5.02 below, which description is incorporated by reference into this Item 1.02, Ms. Rehm’s employment agreement with Vail Resorts, Inc. (the “Company”), dated May 10, 1999, as amended on April 8, 2004 (collectively, the “Employment Agreement”), was superseded.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2006, the Company entered into a separation agreement and mutual general release with Martha D. Rehm, Executive Vice President, General Counsel and Secretary of the Company, pursuant to which Ms. Rehm and the Company agreed to an effective separation date of March 31, 2007 or such earlier date as the Company may determine. The separation agreement and mutual general release provides that the Company will pay Ms. Rehm $512,128 in a single lump sum payment six months after her final date of employment, subject to statutory and authorized deductions. Such payment is comprised of twelve months of Ms. Rehm’s base salary, a prorated share of Ms. Rehm’s full target bonus for the Company’s fiscal year started August 1, 2006, and club membership dues payable by Ms. Rehm through September 30, 2007. If Ms. Rehm’s final date of employment is prior to March 31, 2007, she will also be entitled to receive salary from her final date of employment through March 31, 2007, payable in a lump sum six months after her final date of employment. The Company will also pay Ms. Rehm’s COBRA health insurance premiums for the period from the final date of employment until March 31, 2008. The separation agreement and mutual general release also contains a (i) mutual release and waiver by both parties for matters pertaining to or arising out of Ms. Rehm’s employment and (ii) provisions related to the non-disclosure of confidential information, the non-solicitation of certain employees and mutual non-disparagement. The separation agreement and mutual general release replaces and supersedes in its entirety Ms. Rehm’s Employment Agreement, which has been previously filed by the Company.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:
Exhibit No.	Description
99.1	Press Release, dated December 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2006		Vail Resorts, Inc.

	By:	/s/ Jeffrey W. Jones
Jeffrey W. Jones
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated December 6, 2006.